UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2011

Virginia Commerce Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Virginia	000-28635	54-1964895
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5350 Lee Highway, Arlington, Virginia 22207

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 703.534.0700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 21, 2011, the Company and Mr. Kenneth R. Lehman, a member of the Company’s Board of Directors, entered into a securities purchase agreement, pursuant to which the Company agreed to sell to Mr. Lehman an aggregate of 426,000 shares of Common Stock together with Series A Warrants and Series B Warrants to purchase a total of 852,000 shares of Common Stock, for gross proceeds of approximately $2.5 million. Mr. Lehman will receive a Series A Warrant to purchase up to 426,000 shares of Common Stock, and a Series B Warrant to purchase up to 426,000 shares of Common Stock. The purchase price for each share of Common Stock and the related Series A Warrant and Series B Warrant is $5.87 (which is the consolidated closing bid price of the Company’s Common Stock on March 18, 2011 plus $0.250 representing the aggregate value for each share of Common Stock purchasable with a Series A Warrant and a Series B Warrant). Each warrant has an exercise price of $5.62 (which is the consolidated closing bid price of the Company’s Common Stock on March 18, 2011). Each warrant is subject to anti-dilution provisions that require adjustment of the number of shares of Common Stock that may be acquired upon exercise of the warrant, or to the exercise price of such shares, or both, to reflect stock dividends and splits, subsequent rights offerings, pro-rata distributions, and certain fundamental transactions.

The closing of the offering is expected to take place no later than March 31, 2011, subject to the satisfaction of certain closing conditions.

The shares of Common Stock, warrants to purchase Common Stock, and shares of Common Stock issuable upon exercise of the warrants will be issued pursuant to a prospectus supplement filed with the Securities and Exchange Commission (the “SEC”), in connection with a takedown from the Company’s shelf registration statement on Form S-3 (File No. 333-167263), which was declared effective by the SEC on June 15, 2010. A copy of the opinion of Troutman Sanders LLP, counsel to the Company, relating to the legality of the issuance and sale of the Common Stock, warrants to purchase Common Stock, and shares of Common Stock issuable upon exercise of the warrants in the offering is attached as Exhibit 5.1 hereto.

A copy of the securities purchase agreement and form of warrant are attached hereto as Exhibits 10.11 and 4.13, respectively, and are incorporated herein by reference. The foregoing summaries of the terms of the securities purchase agreement and the warrants are subject to, and qualified in their entirety by, such documents.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

4.13	Form of Common Stock Purchase Warrant

5.1	Opinion of Troutman Sanders LLP

10.11	Securities Purchase Agreement dated March 21, 2011 among Virginia Commerce Bancorp, Inc. and certain affiliated investors

23.1	Consent of Troutman Sanders LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRGINIA COMMERCE BANCORP, INC.

Dated: March 22, 2011	By:	/s/ Peter A. Converse
Peter A Converse, President and Chief Executive Officer